EXHIBIT 99.1


Equus Gaming
Company, L.P.
                                  NEWS RELEASE

     FOR IMMEDIATE RELEASE                  CONTACT
                                                   THOMAS B. WILSON
                                                   PRESIDENT AND CEO
                                                   (787) 641-5844
                                                   (787) 641-6097



                              US DISTRICT COURT FOR
                         FEDERAL DISTRICT OF PUERTO RICO
                  DENIES EL COMANDANTE CAPITAL CORPORATIONS AND
            HOUSING DEVELOPMENT ASSOCIATES, S.E.'S MOTION TO DISMISS

     SAN JUAN, PUERTO RICO (SEPTEMBER 7, 2004) Thomas Wilson, CEO and Co-Chairman of Equus Gaming Company, L.P. announced today that on August 25, 2004, the United States District Court for the Federal District Court of Puerto Rico denied El Comandante Capital Corporation and Housing Development Associates, S.E.'s Motion to Dismiss for lack of subject matter jurisdiction, in the action for collection and foreclosure brought by Plaintiff Wells Fargo as Successor Trustee to the Indenture dated December 15, 1993 between El Comandante Capital Corporation as Issuer, Banco Popular de Puerto Rico as Original Trustee, and Housing Development Associates S.E. as Guarantor, whereby 11 3/4% First Mortgage Notes were issued in the aggregate principal amount of $68,000,000. The court further ordered El Comandante Capital Corporation and Housing Development Associates S.E. to respond to Wells Fargo's Motion for Summary Judgment no later than September 30, 2004. Equus Gaming Company (OTCBB:Equue.OB) is a publicly traded partnership with thoroughbred horse racing and entertainment interest in Latin America and the Caribbean.


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